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                                                                      Exhibit 11

                             SUMMIT TECHNOLOGY, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                           YEARS ENDED DECEMBER 31,

(IN THOUSANDS, EXCEPT PER SHARE AMOUNT)                  1999         1998      1997
----------------------------------------------------------------------------------------
Income (loss) from continuing operations               $(23,025)   $ 36,730   $   828
Gain on sale of discontinued operations, net of tax          --         943    23,910
Loss from discontinued operations, net of tax                --          --    (3,340)
                                                       --------     -------   --------
Income (loss) before cumulative
       effect of accounting principle change            (23,025)     37,673    21,398
Cumulative effect of accounting principle
       change, net of tax                                    --     (10,103)       --
                                                       --------     -------   --------
Net income (loss)                                      $(23,025)   $ 27,570   $21,398
                                                       ========     =======   ========

BASIC EARNINGS (LOSS) PER SHARE:
- --------------------------------

Weighted average common shares                           40,436      31,244    31,400
                                                       --------     -------   --------

Income (loss) from continuing operations               $  (0.57)    $  1.17   $  0.03
Gain on sale of discontinued operations, net of tax          --        0.03      0.76
Loss from discontinued operations, net of tax                --          --     (0.11)
                                                       --------     -------   --------
Income (loss) before cumulative
       effect of accounting principle change              (0.57)       1.20      0.68
Cumulative effect of accounting principle
       change, net of tax                                    --       (0.32)       --
                                                       --------     -------   --------
Net income (loss)                                      $  (0.57)    $  0.88   $  0.68
                                                       ========     =======   ========

DILUTED EARNINGS (LOSS) PER SHARE:
- ----------------------------------

Weighted average common shares                           40,436      31,244     31,400
Effect of dilutive securities outstanding                 1,459          48        191
                                                       --------     -------   --------
      Total                                              41,895      31,292     31,591
                                                       ========     =======   ========

Income (loss) from continuing operations               $  (0.55)    $  1.17    $  0.03
Gain on sale of discontinued operations, net of tax          --        0.03       0.76
Loss from discontinued operations, net of tax                --          --      (0.11)
                                                       --------     -------   --------
Income (loss) before cumulative
       effect of accounting principle change              (0.55)       1.20       0.68
Cumulative effect of accounting principle
       change, net of tax                                    --       (0.32)        --
                                                       --------     -------   --------
Net income (loss)                                      $ (0.55)(A)  $  0.88   $   0.68
                                                       ========     =======   ========
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(A) This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K Item 601(b) (11), although presenting the computation is not in accordance with Statement of Financial Accounting
  Standards No. 128, Earnings per Share, because the computation produces an antidilutive result